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                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 2nd day of May, 2003, between EWING CAPITAL PARTNERS, LLC, a Florida limited liability company ("Purchaser"), and INTREPID CAPITAL CORPORATION, a Delaware corporation ("Seller").

                                    RECITALS

         1. All of the issued and outstanding capital stock of Allen C. Ewing & Co., a Florida corporation (the "Company"), is owned by Seller.

         2. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of the issued and outstanding capital stock of the Company on the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

                                    AGREEMENT

         1. Purchase and Sale of Shares. At the Closing (as hereinafter defined), Purchaser agrees to purchase from Seller, and Seller agrees to sell, assign, transfer and deliver to Purchaser, all of the total issued and outstanding shares of the capital stock of the Company and Intrepid Loan Advisors, Inc., free and clear of all liens, charges, assessments and encumbrances whatsoever. The shares to be purchased hereunder by Purchaser from Seller are sometimes collectively referred to herein as the "Shares."

         2. Purchase Price; Non-Refundable Down Payment. The purchase price ("Purchase Price") to be paid by Purchaser for all of the Shares shall be an amount equal to $300,000.00. Simultaneously with the execution and delivery of this Agreement, Purchaser has delivered to Seller a non-refundable down payment in the amount of $50,000.00 (the "Down Payment") by delivery of a cashier's or certified bank check made payable to Rogers & Hardin LLP. The Purchaser agrees to file a notice with the NASD regarding this Agreement within two business days of this Agreement and to perform and complete its due diligence within five business days of this Agreement. The Down Payment will be refundable only if (a) the Purchaser identifies, within its five business day due diligence period, a material deficiency that cannot be satisfactorily cured, in which instance, it may terminate this Agreement or (b) the transaction contemplated hereby is not approved by the NASD.

         3. Closing. The consummation of the transactions contemplated hereby shall take place at a closing (the "Closing") to be held at the offices of McGuireWoods LLP, 50 North Laura Street, Suite 3300, Jacksonville, Florida. At the Closing, (a) Seller shall sell, convey, transfer and deliver to Purchaser certificates representing the Shares, (b) Seller shall retain the

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Down Payment, and (c) Purchaser shall pay the remaining unpaid balance of the
Purchase Price to Seller by delivery of a cashier's or certified bank check made payable to the order of Seller. The certificates representing the Shares shall be duly endorsed for transfer and accompanied by appropriate stock powers duly executed in favor of Purchaser. The Closing shall take place as soon as reasonably practicable upon receipt of the approval of the NASD of the transaction contemplated hereby on or before May 31, 2003. If NASD approval is the sole cause for delay beyond May 31, 2003, the Closing shall take place two business days after NASD approval is received.

         4. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows:

         (a) Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida. The Company has full corporate power to own its properties and assets and to carry on its business as now conducted. There are no other stockholders of the Company (or any other person or entity with the right or option to acquire any shares of the Company's capital stock) other than Seller.

         (b) Authorization; No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller have been duly authorized. The execution, delivery and performance by Seller of this Agreement does not and will not constitute a default under, result in the creation of any lien, charge or encumbrance upon the assets of the Company, give any third party the right to accelerate any obligation of the Company, or require any authorization, consent, approval, exemption or other action by any court, other governmental body or other third party other than the NASD.

         (c) Capitalization. The entire authorized capital stock of the Company consists of 15,000 shares of voting common stock, $.10 par value per share, of which 100 shares are issued and outstanding. All of the Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by Seller. Except for this Agreement, there is no existing option, warrant, call, right, commitment or other agreement to which Seller or the Company is a party requiring the issuance, sale or transfer of any shares of the capital stock or other securities of the Company. The delivery to Purchaser of the Shares pursuant to this Agreement shall transfer to Purchaser valid title thereto, free and clear of all liens, encumbrances, security interests, restrictions and claims whatsoever.

         (d) Litigation. There is no suit, action, proceeding, investigation, claim or order pending before any court against the Company or to which the Company is otherwise a party, and no such action has been threatened to the knowledge of Seller, other than the Company's lawsuit against Synovus Financial Corp. The Company is not subject to any judgement, order or decree of any court or regulatory authority.

         (e) Financial Statements. The financial statements of the Company furnished to Purchaser (collectively, the "Financial Statements"), are true and correct in all material respects, have been prepared in accordance with the ordinary practices of the Company consistent with past practice, and fairly present the financial condition of the Company and the results of operation as of the date thereof and reflect the proper accrual of all expenses.


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         (f) Taxes. All federal, state, or local tax returns required to be filed by the Company have been accurately prepared and duly and timely filed, and the Company has paid or adequately provided for any and all taxes shown by such returns to be due and payable, including all interest and penalties thereon.

         (g) Title to Assets; Encumbrances. Schedule 4(g) sets forth a complete and detailed list of all of the assets on the books of the Company, which assets are owned by the Company free and clear of all liens, encumbrances or security interests except as disclosed on Schedule 4(g).

         (h) No Undisclosed Liabilities. All known liabilities of the Company are fully disclosed on the books of the Company.

         (i) Employees. Schedule 4(i) contains a list of all employees of Seller who are employed principally in the operation of the Company's business. Each individual listed on Schedule 4(i) is employed on an at-will basis and no contract of employment (whether written or verbal) exists between the Company and any such employees.

         (j) Compliance With Laws. The Company is, and at all times has been, in full compliance with, all laws and regulations affecting its business, including, without limitation, state and federal laws and regulations regulating the sales of securities and the conduct of a broker dealer. Neither Seller nor the Company has any basis to expect, nor has any of them received any actual or, to its knowledge, threatened order, notice, or other communication from any governmental authority of any actual or potential violation or failure to comply with any law or regulation.

         (k) Disclosure. No representation or warranty of Seller in this Agreement and no statement in the exhibits or schedules hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

The foregoing representations and warranties shall survive the closing of the transactions contemplated by this Agreement for a period of twelve (12) months and shall be true and correct at the Closing as well as on the date hereof.

         5. Representations and Warranties of Purchaser.

                  (a) Organization of the Company. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida.

                  (b) Authorization; No Breach; The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized. The execution, delivery and performance by Purchaser of this Agreement does


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not and will not constitute a default under, result in the creation of any lien, charge or encumbrance upon any assets of Purchaser or require any authorization, consent, approval, exemption or other action by any other court, other governmental body or other third party other than the NASD.

         6. Seller's Indemnity Obligations. Seller shall indemnify and hold Purchaser and the Company harmless from and against any loss, liability, claim, damage, expense (including reasonable attorney's fees and costs) or diminution of value, whether or not involving a third party claim, arising, directly or indirectly, from or in connection with the business activities of the former registered representatives of Capital Research Corporation performed on behalf of the Company. Seller shall have no liability under this Section 6 unless and until Seller receives notice asserting a claim for indemnification with respect thereto on or before the first anniversary of the date of the Closing. Notwithstanding anything to the contrary, in no event shall the aggregate liability of Seller hereunder exceed the Purchase Price.

         7. Resignations. At Closing, Seller shall cause its employees or affiliates to resign from any and all positions with the Company.

         8. Employees. Seller shall use its reasonable efforts to cause all employees of Seller who are employed principally in the operation of the Company's business to make available their employment services to the Company after the Closing, and the Company shall hire all such employees effective as of the Closing. From and after the Closing, the Company and Purchaser shall be solely responsible for any and all liabilities in respect of such employees and their beneficiaries, including, without limitation, all accrued but unpaid salaries, wages, bonuses, incentive compensation, vacation or sick pay or other compensation or payroll items (including, without limitation, commissions, but excluding any deferred compensation owed to Robert B. Dunlap, for which Seller shall remain solely responsible); provided, however, that Seller shall be responsible only for such employees' vested benefits under Seller's 401(k) plan as of the Closing.

         9. Termination. As of the Closing, all contracts, agreements, understandings and arrangements between Seller and the Company other than this Agreement shall terminate with no further obligation or liability except as provided hereunder and on Schedule 9.

         10. Assumption of Leases. Immediately upon execution of this Agreement, Purchaser or the Company will assume the obligations for the existing office and parking lease obligations of the Company in Jacksonville, Florida. Upon Closing, Purchaser or the Company will assume the obligations for the existing office and parking lease obligations of the Company in Charlotte, North Carolina. Purchaser will indemnify and hold Seller harmless from and against any liability with respect thereto arising after the Closing. Purchaser will use its reasonable best efforts to obtain releases in favor of Seller but Closing is not conditioned upon the obtaining of any releases.

         11. Correspondent Services Agreement. At the Closing, Purchaser or the Company will assume the existing correspondent Services Agreement with NFS/Fidelity, including the funding of the required security deposit of $100,000.


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         12. Conduct of Business Pending the Closing.

                  (a) From the date of this Agreement to the Closing, the parties agree that the business of the Company shall be conducted in the ordinary course and that no transactions outside of the ordinary course shall occur without the approval of the parties hereto.

                  (b) Seller agrees that from the date of this Agreement to the Closing, the cash balances of the Company will be used to pay accounts payable, accrued expenses and other expenses of the Company incurred in the ordinary course of its business. The parties hereto agree that the Purchase Price shall be reduced on a dollar-for-dollar basis by the amount, if any, by which the cash balances of the Company on the date of the Closing are less than the cash balances of the Company as of March 31, 2003, as reflected on the Company's and Seller's regularly-prepared internal balance sheet as of such date, as a result of payments by the Company outside of the ordinary course of its business.

                  (c) Purchaser shall have the right to examine Seller's books and records relating to the Company one time during Seller's normal business hours upon 24 hours prior notice to verify the accuracy and completeness of the March 31, 2003 balance sheet and all subsequent financial information of the Company, including, without limitation, expenses and commission paid through the Closing.

                  (d) Immediately prior to Closing, all representatives of Seller shall be deleted as authorized signatories on accounts of the Company and shall be replaced by representatives of Purchaser.

         13. Accounting and Compliance Services. Seller agrees that, during Seller's normal business hours, it will provide up to two hours per day of accounting and self-regulatory organization compliance services to the Company for up to thirty (30) consecutive days after the date of the Closing on an as needed basis at no charge to Purchaser. If Purchaser requests such services from Seller after the expiration of such thirty-day period, Seller will provide such services to Purchaser for a fee equal to $10,000 per month, payable in advance; provided, however, that Purchaser shall be required to purchase a minimum of three months of additional services from Seller and shall pay Seller its $30,000 fee for such three-month period in advance.

         14. NASD Approval. The parties recognize and acknowledge that the transactions contemplated by this Agreement require the approval of the NASD. The parties will, at Purchaser's expense, cooperate in filing such applications as may be necessary or beneficial and will take such actions as may be necessary or beneficial in order to expedite the approval by the NASD.

         15. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be made by hand delivery, fax, or by nationally recognized overnight courier service. Notice shall be delivered to the parties at the following addresses or to such other address as the parties may specify. Notices shall be deemed given when received.


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         Seller:                    3652 South Third Street
                                    Suite 200
                                    Jacksonville Beach, FL 32250
                                    Attn:  Forrest Travis

         Purchaser:                 50 North Laura Street
                                    Suite 3625
                                    Jacksonville, FL 32202
                                    Attn:  Benjamin C. Bishop, Jr.

         16. Confidentiality. Seller, the Company and Purchaser will hold and treat as confidential all information concerning Seller, the Company, and Purchaser and will not disclose such information to any other person or entity or use any such information for Seller's, the Company's or Purchaser's own benefit. Seller shall make no announcement or press release with respect to the transactions contemplated by this Agreement without the consent of Purchaser, except that Seller may make such public disclosure, if any, as may be reasonably required to comply with the requirements of federal and state securities laws, rules and regulations. Seller shall allow Purchaser to review such required disclosure prior to its dissemination.

         17. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought in a court of competent jurisdiction located in Duval County, Florida.

         18. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Florida.

         19. Amendment and Waivers. This Agreement may be amended, and any provision of this Agreement may be waived, only by a written instrument executed by all parties.

         20. Entire Agreement. This Agreement, including all exhibits and schedules attached hereto, sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes any prior negotiations, agreements, understandings or arrangements between the parties hereto with respect to the subject matter hereof.

         21. Successors and Assigns. This Agreement may not be assigned without the consent of the other party. This Agreement shall be binding upon and inure to the benefit of, and be enforceable against, the parties hereto and their respective successors and permitted assigns.

         22. Expenses. Each party agrees to bear its own expenses incurred in connection with the negotiation and execution of this Agreement.

         23. Further Assurances. Each party agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or


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desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective duly authorized officers or representatives as of the date first above written.


                                   EWING CAPITAL PARTNERS, LLC



                                   By: /s/ Benjamin C. Bishop, Jr.
                                      -----------------------------------------

                                   Title: Chairman of the Board
                                         --------------------------------------



                                   INTREPID CAPITAL CORPORATION



                                   By: /s/ Forrest Travis
                                      -----------------------------------------

                                   Title: President
                                         --------------------------------------



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